Exhibit 10.14

                              Agreement and Release


     Agreement and Release Convera Technologies, Inc. ("Convera" or "the Company") and Christopher Mann ("Mr. Mann") hereby make and enter into this Agreement and Release (the "Agreement").

NOW, THEREFORE, in consideration of the provisions and promises contained herein, Mr. Mann and the Company agree as follows:

1. Mr. Mann will resign his position as Chief Financial Officer of the Company, effective December 16, 2003, and the Company agrees to continue to employ Mr. Mann from December 16, 2003 to September 30, 2004 (the "Continued Employment Period"). During the Continued Employment Period, Mr. Mann will make himself available, as needed, including without limitation, for the remainder of Fiscal Year 2004, and with the Company's year-end financial activities. Mr. Mann will also assist, as requested, with the transition of his prior duties to the Company's new Chief Financial Officer.

2. Effective December 16, 2003, Mr. Mann's on-site duties at Convera's offices will cease and Mr. Mann will return to Convera all Confidential Information (defined below) and other Company property in his possession or control except that which may be required to fulfill his obligations in Paragraph 1 above and will return all such Confidential Information and Company property on request of the Company.

3. After Mr. Mann has signed this Agreement, and throughout the remainder of the Continued Employment Period, the Company will pay Mr. Mann a monthly base salary of $17,500 (which is equivalent to an annual salary of $210,000), less applicable withholdings (the "Base Salary"), in equal semi-monthly installments. The first installment will be made on the first payroll date occurring after this Agreement has become effective.

4. During the Continued Employment Period, Mr. Mann's stock options (100,000 at $4.38 vesting 1/8 every 6 months from December 22, 2000 and 100,000 at $4.07 vesting 1/8 every 6 months from January 31 2002) will continue to vest according to their regular schedule. In accordance with the Convera Corporation 2000 Stock Option Plan (incorporated herein by reference), Mr. Mann may exercise vested stock options for a period of ninety(90) days following the end of the Continued Employment Period.

5. In accordance with its standard policies and practices, Convera will reimburse Mr. Mann for reasonable and authorized out-of-pocket business expenses incurred by him, on behalf of Convera, through the end of the Continued Employment Period.

6. Other than his Base Salary, Mr. Mann acknowledges and agrees that he shall not receive any other form of compensation or benefits from Convera during the Continued Employment Period, except health and dental insurance under the Company's benefit plan. For example, Mr. Mann will not be eligible to accrue vacation leave during the Continued Employment Period.

7. At the conclusion of the Continued Employment Period on September 30, 2004, Mr. Mann's employment with the Company shall be terminated. At that time, Convera will:

               (a) pay Mr. Mann for his accrued but unused vacation time of 120 hours less deduction of any federal, state or local taxes that Convera may be required to collect or withhold ("Withholding Adjustments"); and

               (b) terminate Mr. Mann's regular health and dental coverage as of September 30, 2004; thereafter, Mr. Mann may extend such coverage at his own expense through COBRA continuation.

8. In consideration for the Company's agreement to provide Mr. Mann with continued employment and the payments described above, and for other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, Mr. Mann hereby unconditionally waives, releases and forever discharges Convera and any of Convera's current or former, owners, officials, directors, officers, shareholders, affiliates, agents, benefit plans, representatives, servants, employees, attorneys, subsidiaries, parents, divisions, branches, units, successors, predecessors, and assigns (collectively referred to as "Released Parties") from any and all claims, causes of action, demands or charges arising out of or relating to Mr. Mann's employment by or separation from Convera, whether known or unknown, including but not limited to, claims of discrimination or breach of contract, and claims based in whole or in part on the Civil Rights Act of 1991, the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, Executive Order 11246, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, the Fair Labor Standards Act, the Civil Rights Act of 1866, or under any other employee relations law, employee benefits law or applicable federal, state, local, foreign or other law or regulations in any jurisdiction, or causes of action sounding in tort or in contract, and including but not limited to any claims for wages, commissions, bonuses, expense reimbursement or other forms of compensation, monetary or equitable relief, damages of any nature and/or attorney's fees. 401(k) accrued benefits are unaffected by this release and Mr. Mann will continue to vest in the employer match portion of his account through September 30, 2004 and continue to receive a summary of his 401(k) account information in the ordinary course.

9. In return for good and valuable consideration, the receipt and sufficiency of which is expressly acknowledged, Convera hereby unconditionally waives, releases and forever discharges Mr. Mann from any and all claims, causes of action, demands or charges that are known to any Officer (other than Mr. Mann) or Director of Convera prior to December 16, 2003, including but not limited to those arising out of an inquiry performed by the Audit Committee of Convera's Board of Directors from August 1, 2003 through December 16, 2003 related to the accounting for certain transactions.

10. This Agreement constitutes full and final settlement of any and all claims Mr. Mann has or may have, arising out of or relating in any way to Mr. Mann's employment, with or separation from Convera. For the purpose of implementing a full and complete release and discharge of Convera, Mr. Mann expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims that Mr. Mann does not know or suspect to exist in his favor at the time of execution hereof, and that the Agreement contemplates the extinguishment of any such claim or claims. This Agreement shall be and remain in effect as a full and complete general release notwithstanding the discovery or existence of any additional or different facts.

11. Mr. Mann hereby acknowledges that the agreements and covenants relating to the Continued Employment Period described herein do not arise from any pre-existing legal obligations of Convera, and that, except as set forth herein, Mr. Mann has no legal or other entitlement to the payments described herein under any policy, plan or procedure of Convera (including its predecessors Excalibur Technologies, Inc. and/or Intel Corporation's Interactive Media Services division (collectively, the "Predecessors")) or under any prior agreement (written or oral) between Mr. Mann and Convera or the Predecessors.

12. Mr. Mann agrees and acknowledges that information and materials in written, oral, magnetic, photographic, optical or other form, and whether now existing or developed or created during the period of Mr. Mann's employment or engagement with Convera and its Predecessors, are proprietary to Convera and are highly sensitive in nature. Mr. Mann and Convera further agree that "Confidential Information" is any information not in the public domain, including but not limited to:

         (a) All data, documents, materials, drawings and information received in tangible form and marked "Proprietary" or "Confidential."

         (b) Any and all ideas, concepts, know-how, methods, techniques, structures, information and materials relating to existing software products and software in various states of research and development including, but not limited to, source code, object and load modules, requirements specifications, design specification, design notes, flow charts, coding sheets, annotations, documentation, technical and engineering data, laboratory studies, benchmark test results, and the structures, organization, sequence, designs, formulas and algorithms which reside in the software and which are not generally known independently to the public or within the industries or trades in which Convera competes.

         (c) Internal business procedures and business plans, including analytical methods and procedures, licensing techniques, manufacturing information and procedures such as formulations, processes and equipment, technical and engineering data, vendor names, other vendor information, purchasing information, financial information, service and operational manuals and related documentation, ideas for new products and services and other such information which relates to the way Convera conducts its business which is not generally known to the public.

               (d) Patents, copyrights, trade secrets, trademarks, service marks, and the like.

               (e) Any and all customer and marketing information and materials, such as strategic data, including marketing and development plans, forecasts and forecast assumptions and volumes, and future plans and potential strategies which have been or are being discussed; financial data, including price and cost objectives, price lists, pricing policies and procedures, and quoting policies and procedures; and customer data, including customer lists, names of existing, past or prospective customers and their representatives, data provided by or about prospective, existing or past customers, customer service information and materials, data about the terms, conditions and expiration dates of existing contracts with customers and the type, quantity and specifications of products and services purchased, leased or licensed by customers of Convera.

         (f) Any and all information and materials in Convera's possession or under its control from any other person or entity to which it is obligated to treat as confidential or proprietary.

13. Mr. Mann represents and warrants that he has complied with the provisions of any employment and/or confidentiality agreement or similar agreements previously entered into between Mr. Mann and Convera or the Predecessors (the "Employee Confidentiality Agreement") and that Mr. Mann has not done or in any way been a party to, or knowingly permitted, and will not engage in or permit any of the following:

               (a) Disclosure of any Confidential Information or trade secrets of Convera;

               (b) Retention of any trade secrets or Confidential Information of Convera;

               (c)  Copying any of the above; or

               (d) Retention of any materials or personal property (including any documents or other written materials, or any items of computer or other hardware, or any software, or any office equipment) belonging to, or in the possession of, Convera.

14. Mr. Mann confirms his promise to continue to perform the obligations he undertook in any Employee Confidentiality Agreement, including (but not by way of limitation) Mr. Mann's agreement not to copy, remove, disclose to his employer (or to anyone else), or to use in any way for any purpose, any Confidential Information, trade secrets, business records or other materials or property provided or disclosed to him or created or learned by him during his employment with Convera. Mr. Mann further agrees that during the Continued Employment Period and for a period of twelve (12) months thereafter he will not solicit or induce, or attempt to solicit or induce, any current or future employee of Convera to leave Convera for any reason and that Mr. Mann agrees that he will not attempt to contact Convera's clients or potential clients of which he is aware with regard to Convera's products and business nor to solicit, divert, or take away any of the customers of the Company or any of its suppliers. Mr. Mann further agrees and acknowledges that all work performed, created and conceived relating to Mr. Mann's scope of employment while an employee of Convera and/or the Predecessors, was done so pursuant to the Work Made for Hire Doctrine and as such, as between Mr. Mann and Convera, is the property of Convera. Mr. Mann expressly confirms that he knows of no reason why any promise or obligation set forth in any Employee Confidentiality Agreement should not be fully enforceable against Mr. Mann.

15. Mr. Mann acknowledges that by virtue of Mr. Mann's employment by Convera, and over the course of that employment, Mr. Mann has obtained trade secrets and Confidential Information of Convera, the use or disclosure of which would cause irreparable harm to Convera. Mr. Mann further acknowledges that money damages are not a sufficient remedy for breach of this Agreement and that Convera shall be entitled, in addition to any and all other remedies available to Convera, the entry of preliminary injunctive relief as a remedy for such breach without the need to post a bond and without proof of actual damages. In the event that either Convera or Mr. Mann is required to enforce its or his rights under this Agreement and prevails, both parties agree that the prevailing party shall be entitled to recover all costs and fees incurred, including attorneys' fees.

16. Mr. Mann confirms that, during the Continued Employment Period and for a period of twelve (12) months thereafter, he will not engage in any activity that is or is intended to be, directly or indirectly competitive with the products developed, manufactured or marketed by the Company, or products which the Company has under development or which are the subject of active planning at any time during his employment. Companies for which he will not accept employment or consultancy for a period of up to twelve (12) months following the end of the Continued Employment Period include Verity, Autonomy, and Fast Company and their respective successors, if any.

17. Except as provided herein (particularly in section 14), this Agreement supersedes, cancels and replaces any other agreement between Mr. Mann and Convera. Any right or entitlement in effect or available to Mr. Mann under any such other agreement is hereby unconditionally and irrevocably waived by Mr. Mann to the maximum extent permissible. Notwithstanding the foregoing, any agreement between Mr. Mann and Convera and/or the Predecessors, by which Mr. Mann has assigned intellectual property to Convera shall remain in effect.

18. This Agreement may not be changed or altered, except by a writing signed by Convera and Mr. Mann. The parties agree that if any provision of this Agreement is deemed invalid, the remaining provisions will still be given full force and effect. Further, any material breach of this Agreement by Mr. Mann shall excuse Convera from further performance of this Agreement. The remedies set forth herein are not intended to exclude any other remedies available to either party at law or equity.

19. This Agreement shall be governed by and, for all purposes, construed and enforced in accordance with the laws of the State of Virginia applicable to contracts made and to be performed in such state. Convera and Mr. Mann agree that the federal or state courts of the State of Virginia shall have sole and exclusive jurisdiction over any claim or cause of action relating to this Agreement or Mr. Mann's employment by Convera or the termination of such employment, and Mr. Mann hereby consents to accept service of process as provided under Virginia law or by registered mail, return receipt requested, and waives any objection to personal jurisdiction of Mr. Mann in the state or federal courts of the State of Virginia.

20. Mr. Mann agrees that the terms and conditions of this Agreement are confidential and are not to be discussed with any current, future or past employees of Convera. The parties agree to hold these terms and conditions in strict confidence, except as required by law, or as necessary to obtain legal or financial advice. Any violation of this confidentiality provision shall be considered a material breach of this Agreement.




                                 ACKNOWLEDGMENT

I AGREE TO THE TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT AND RELEASE. I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND RELEASE AND UNDERSTAND ALL OF ITS TERMS, INCLUDING THE FULL AND FINAL RELEASE OF CLAIMS SET FORTH ABOVE. I FURTHER ACKNOWLEDGE THAT I HAVE VOLUNTARILY ENTERED INTO THIS AGREEMENT AND RELEASE, THAT I HAVE NOT RELIED UPON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SET FORTH IN THIS AGREEMENT, AND THAT I HAVE BEEN GIVEN THE OPPORTUNITY AND ENCOURAGED TO HAVE THIS AGREEMENT AND RELEASE REVIEWED BY AN ATTORNEY.

CONVERA TECHNOLOGIES, INC.                  CHRISTOPHER MANN

By:   /s/ PATRICK C. CONDO                  /s/ CHRISTOPHER MANN
      ______________________________       ______________________________
         Authorized Signature                Signature

Dated: January 7, 2004                     Dated:  January 7, 2004

                                FIRST AMENDMENT
                                       TO
                              AGREEMENT AND RELEASE


THIS FIRST AMENDMENT, dated as of March 9, 2004 (this "Amendment"), to AGREEMENT AND RELEASE dated as of January 7, 2004 (the "Agreement"), by and between Convera Corporation ("Convera" or the "Company"), and Christopher Mann ("Mann"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

                                    RECITALS

                    WHEREAS,  Convera and Mann wish to amend and restate Section
               14 of the Agreement and delete Section 16 of the Agreement in its entirety.

                    NOW, THEREFORE,  in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Convera and Mann agree as follows:

1. Amendments to the Agreement.

                    (a) Section 14 of the Agreement is hereby amended to read in its entirety as follows:

                    14. Mr. Mann confirms his promise to continue to perform the obligations he undertook in any Employee Confidentiality Agreement, including (but not by way of limitation) Mr. Mann's agreement not to copy, remove, disclose to his employer (or to anyone else), or to use in any way for any purpose, any Confidential Information, trade secrets, business records or other materials or property provided or disclosed to him or created or learned by him during his employment with Convera. Mr. Mann further agrees and acknowledges that all work performed, created and conceived relating to Mr. Mann's scope of employment while an employee of Convera and/or the Predecessors, was done so pursuant to the Work Made for Hire Doctrine and as such, as between Mr. Mann and Convera, is the property of Convera. Mr. Mann expressly confirms that he knows of no reason why any promise or obligation set forth in any Employee Confidentiality Agreement should not be fully enforceable against Mr. Mann.

                    (b) Section 16 of the Agreement is hereby deleted in its entirety and amended to read in its entirety as follows:

                    16. [Intentionally Left Blank]

                    2. General.

                         (a)  Except  for  the   amendments   effected  by  this
                    Amendment, the terms and provisions of the Agreement shall remain unchanged and in full force and effect.

                         (b) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                               CONVERA CORPORATION


                                   By:  /s/ PATRICK C. CONDO
                                       ____________________________________
                                        Name:  PATRICK C. CONDO
                                        Title:  President

                                        /s/ CHRISTOPHER MANN
                                       ------------------------------------
                                         Christopher Mann